Exhibit 1.01

QuickLogic Corporation

Conflict Minerals Report

For The Reporting Period from January 1, 2023 to December 31, 2023

Introduction

This Conflict Minerals Report (the “Report”) of QuickLogic Corporation (“QuickLogic”, “we”, “our”, or the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2023 to December 31, 2023 (the "Reporting Period").

Rule 13p-1, through Form SD, requires the disclosure of certain information if a company manufactures or contracts to manufacture products for which certain "conflict minerals" (as defined below) are necessary to the functionality or production of such products. Form SD defines "conflict minerals" as: (i)(a) columbite-tantalite (or coltan, the metal ore from which tantalum is extracted), (b) cassiterite (the metal ore from which tin is extracted), (c) gold, and (d) wolframite (the metal ore from which tungsten is extracted), or their derivatives, which are currently limited to tantalum, tin, and tungsten; or (ii) any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an "adjoining country," as such term is defined in Form SD (collectively, the "Covered Countries"). The “Covered Countries” for purposes of the Rule and this Report are the Democratic Republic of Congo (the “DRC”), the Republic of Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

Our operations may at times manufacture, or contract to manufacture, products for which conflict minerals are necessary to the functionality or production of those products (collectively, the "Covered Products"). As required by Form SD, we have conducted a good faith reasonable country of origin inquiry ("RCOI") regarding the conflict minerals included in its Covered Products during the Reporting Period to determine whether any such Conflict Minerals originated in the Covered Countries and/or whether any of the Conflict Minerals were from recycled or scrap sources. Where applicable, we have conducted additional due diligence regarding the sources of the Conflict Minerals. The results of our RCOI regarding the Conflict Minerals, as well as our additional due diligence regarding the sources of such Conflict Minerals, are contained in this Report, which is publicly available at http://ir.quicklogic.com. The reference to the Company's website is provided for convenience only, and its contents are not incorporated by reference into this Form SD, nor are they deemed "filed" with the U.S. Securities and Exchange Commission pursuant to the Exchange Act or the Securities Act of 1933, as amended.

Overview

QuickLogic Corporation is a fabless semiconductor provider of comprehensive, flexible sensor processing solutions, ultra-low power display bridges, and ultra-low power Field Programmable Gate Arrays. The Company enables Original Equipment Manufacturers ("OEMs") to maximize battery life for highly differentiated, immersive user experiences with Smartphone, Wearable, Hearable, Tablet, and Internet-of-Things or IoT hardware products, and Military, Aerospace, and Defense products. QuickLogic delivers these benefits through industry leading ultra-low power customer programmable System on Chip semiconductor solutions, embedded software, and algorithm solutions for always-on voice and sensor processing. The Company’s wholly owned subsidiary, SensiML Corp. ("SensiML"), provides Analytics Toolkit, which is used in many of the applications where the Company’s ArcticPro™, eFPGA intellectual property plays a critical role. SensiML Analytics toolkit is an end-to-end software suite that provides OEMs a straightforward process for developing pattern matching sensor algorithms using machine learning technology that are optimized for ultra-low power consumption.

The Company conducted an analysis of the products that it contracted to be manufactured during the Reporting Period and reasonably determined certain Conflict Minerals, primarily gold, tantalum, tin, and tungsten, are necessary to the functionality or production of the majority of its products.

Description of the Company’s Reasonable Country of Origin Inquiry

As described in this Report, we have determined that the following Conflict Minerals, namely gold, tantalum, tin and tungsten, are necessary to the functionality or production of products contracted to be manufactured by us during the Reporting Period. As a result, we conducted in good faith a reasonable country of origin inquiry (“RCOI”) reasonably designed to determine if any of these Conflict Minerals originated in the Covered Countries and whether any of the Conflict Minerals may be from recycled or scrap sources, in accordance with Form SD and related guidance provided by the Securities and Exchange Commission ("SEC"). Our supply chain is complex and there are many third parties in the supply chain between the ultimate manufacturer of the Covered Products and the original sources of Conflict Minerals. The Company does not directly purchase Conflict Minerals from mines, smelters or refiners. Therefore, the Company must rely on suppliers to provide information regarding the country of origin of Conflict Minerals that are included in the Covered Products. In designing our RCOI, we employed a combination of measures to determine whether the Conflict Minerals in our Covered Products originated from the Covered Countries and determined that the Company would survey each of its Tier 1 suppliers.

As such, our RCOI primarily consisted of utilizing the Conflict Minerals Reporting Template (“CMRT”) prepared by the Responsible Minerals Initiative ("RMI"), an initiative of the Responsible Business Alliance and Global e-Sustainability Initiative for Tier 1 suppliers of our devices in 2023. Only CMRT’s 6.31 or higher were accepted. Responses were reviewed for completeness, reasonableness and consistency, and we routinely followed up for any corrections and clarifications. During 2023, we contracted with Source 44 LLC dba Source Intelligence, a third-party vendor to coordinate the efforts of receiving and analyzing the CMRTs. Through Source Intelligence’s database, we received detailed information regarding the smelters/refiners and associated mine countries reported in our supply chain.

We submitted this template to four (4) Tier 1 suppliers and received a 100% response rate. Of these responding suppliers, 100% indicated one or more of the Conflict Minerals are necessary to the functionality or production of the products supplied.

Description of the Company’s Due Diligence Process

Based on this information, we performed additional due diligence on the source and chain of custody of these Conflict Minerals. The Company's due diligence measures have been designed to conform to the framework in the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas: Second Edition, including the related supplements on gold, tin, tantalum and tungsten (the "OECD Guidance"). The OECD Guidance is an internationally recognized due diligence framework.

In accordance with the five-step OECD Guidance, the design of our due diligence includes, but is not limited to, the following five steps: (i) establishment of strong company management systems, (ii) identification and assessment of risks in the supply chain, (iii) designing and implementing a strategy to respond to identified risks, (iv) carrying out an independent third-party audit of smelter/refiner’s due diligence practices and (v) reporting on supply chain due diligence. A description of certain activities undertaken by us in respect of each of the five steps of the OECD Guidance is described below.

1.	Establishment of Strong Company Management Systems

We have completed a number of steps to establish a management system for addressing the sourcing of Conflict Minerals in our Covered Products. These actions include:

a.

Adopt and Commit to a Supply Chain Policy for Conflict Minerals: Our Conflict Minerals Policy is available at https://www.quicklogic.com/support/conflict-minerals-policy/. Our Policy underscores the Company’s commitment to ethical business conduct and the responsible sourcing of minerals and to working with our suppliers to ensure compliance with SEC regulations.

Our Policy notes the Company’s support of the industry-wide efforts the Responsible Business Alliance and Global e-Sustainability Initiative are making to address responsible sourcing of minerals through the development of the Responsible Minerals Initiative. Our policy discusses the Company’s adoption and use of the industry-standard CMRT created by the Responsible Business Alliance and Global e-Sustainability Initiative to collect sourcing information related to conflict minerals as an element of our reasonable country of origin inquiry to verify the responsible sourcing of materials and to support compliance with SEC regulations. Listed below under the Findings are the results of the sourcing of minerals provided by the Tier 1 suppliers.

b.

Internal Management to Support Supply Chain Due Diligence: Our Vice President of Operations participates in the design and execution of our conflict minerals program and cooperates to manage and support our supply chain due diligence. The VP of Operations identified the suppliers to be contacted and adopted and approved for use the Reporting Template discussed above. The VP of Operations interacts directly with our suppliers and third party, Source Intelligence, to obtain updated and current Reporting Templates and analyzes the information provided on the sourcing of the conflict minerals used in the manufacture of the Covered Products. Each response is reviewed to identify missing information and unclear responses. The VP of Operations meets regularly with Source Intelligence to discuss the results of the due diligence efforts and appropriate follow-up measures to be taken with our suppliers. The Vice President of Operations reports on the status of the Company’s supply chain due diligence at regularly scheduled meetings of the Company’s Board of Directors.

c.

Controls and Transparency to Support Supply Chain Diligence: We use the CMRT to identify the smelters and refiners that are in the supply chain of each of our suppliers. We review and compare this list to the list of smelters and refiners identified by the Responsible Minerals Initiative to be eligible, active, or conformant in its Responsible Minerals Assurance Process ("RMAP"). This enables us to identify the smelters and refiners that have been determined to be in conformance with the applicable RMI standards and those that are currently undergoing assessment or are eligible for assessment as a part of the RMI's RMAP. We use Source Intelligence's database to further verify the smelter/refiners sourcing information. We have determined that this approach represents the most reasonable effort we can make to determine whether the minerals used in the production of our Covered Products are conflict-free.

d.

Supplier Engagement: We are dependent upon our suppliers to manufacture the Covered Products. We continue to work with our suppliers to support their efforts to identify the sources and status of the Conflict Minerals used in our Covered Products and to encourage each smelter and refiner in our supply chain to undergo RMAP assessment or continue previously established conformance with RMI standards. We continue to actively engage with our suppliers to strengthen our relationship with them and we have communicated to them our commitment to sourcing Conflict Minerals in a manner that does not benefit armed groups in the Covered Countries.

e.

Grievance Mechanism: We have grievance mechanisms in place that enable employees and suppliers to report violations of the Company’s policies. We have a compliance hotline which is operated by an independent company that may be called at any time to report grievances and invite individuals with grievances to bring these matters to the attention of the Audit Committee of our Board of Directors by written correspondence on a confidential basis. We also employ an email address by which matters may be brought at any time to the attention of the VP of Operations by sending an email to conflictminerals@quicklogic.com.

2.	Identification and Assessment of Risks in the Supply Chain

Because of our position within our supply chain, it is difficult to identify actors upstream from our Tier 1 suppliers. As discussed above, we identified Tier 1 suppliers and we have relied upon them to provide us with the necessary information about the source of Conflict Minerals contained in the products they manufacture on our behalf. Our suppliers are similarly reliant upon information provided by their suppliers to provide information regarding the country of origin of Conflict Minerals that are included in the Covered Products.

We request each of them to complete the CMRT and review the sourcing information provided in response to our requests for accuracy and completeness. In the event we find the responses to the Reporting Template unclear or incomplete, we contact the supplier in question for additional information and clarification. In some cases, we may contact the smelter or refiner directly to obtain information. We intend to contact each of our suppliers at least once per year to check on the status of their continuing due diligence and to obtain updated information. We record all information obtained from the CMRT to identify the smelters and refiners in our supply chain. The list of the smelters and refiners in our supply chain are verified against the lists compiled by the Responsible Minerals Initiative, TI-CMC, LBMA and RJC to determine which smelters and refiners have been determined to be compliant with the Responsible Minerals Assurance Process assessment protocols and certifications.

3.	Designing and Implementing a Strategy to Respond to Identified Risks

In response to this risk assessment, the Company has an approved risk management plan which is implemented, managed, and monitored by the Vice President of Operations under the oversight of our Board of Directors. Any identified potential risks or quality control flags raised during the evaluation of supplier responses are noted on the Source Intelligence platform and reviewed by the team. We support the continued efforts of the Responsible Minerals Initiative to complete the audits of smelters that have agreed to date to participate in the Responsible Minerals Assurance Process and to encourage other identified smelters to become participants.

As a continuing part of our risk management plan, we have communicated our commitment to the use of conflict-free minerals in the manufacture of our Covered Products and our expectation that the manufacture of our Covered Products will be conflict-free.

4.	Carrying Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not have a direct business relationship with any smelters or refiners in our supply chain and, as a result, we do not directly conduct or request audits. Instead, we support the development and implementation of independent third-party audits of smelters by encouraging our suppliers to purchase materials from smelters in conformance with RMI standards and determine whether the smelters that were used to process these minerals were validated as in conformance with RMI standards as part of the Responsible Minerals Assurance Process. We monitor smelters' or refiners' conformance status with Source Intelligence and the Responsible Minerals Initiative.

5.	Reporting on Supply Chain Due Diligence

In 2024, we publicly filed the Form SD and this Report with the SEC, and a copy of this Report and the Form SD are publicly available at http://ir.quicklogic.com.

This Report includes information about the RCOI methodology utilized by the Company, the design of our due diligence process in conformance with the OECD Guidelines, and the list of known smelters utilized in our supply chain identified in our due diligence process.

Findings

Based on the information that was provided by the Company’s Tier 1 suppliers and otherwise obtained through the due diligence process, the Company believes that, to the extent reasonably determinable by the Company, the facilities that were used to process the Conflict Minerals contained in the Covered Products include the smelters and refiners listed below. As of June 14, 2024, 217 of the 219 smelters below were in conformance with the standards as established by the Responsible Minerals Initiative’s RMAP. The remaining two smelters are currently undergoing the RMAP assessment. There is an indication of DRC-sourcing for 33 smelters/refiners used.

Smelter Name	Smelter ID	Smelter Country
Gold
Abington Reldan Metals, LLC	CID002708	United States
Advanced Chemical Company	CID000015	United States
Agosi AG	CID000035	Germany
Aida Chemical Industries Co., Ltd.	CID000019	Japan
Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Uzbekistan
AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	Brazil
Argor-Heraeus S.A.	CID000077	Switzerland
Asahi Pretec Corp.	CID000082	Japan
Asahi Refining Canada Ltd.	CID000924	Canada
Asahi Refining USA Inc.	CID000920	United States
Asaka Riken Co., Ltd.	CID000090	Japan
Aurubis AG	CID000113	Germany
Bangalore Refinery	CID002863	India
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Philippines
Boliden AB	CID000157	Sweden
C. Hafner GmbH + Co. KG	CID000176	Germany
CCR Refinery - Glencore Canada Corporation	CID000185	Canada
Chimet S.p.A.	CID000233	Italy
Chugai Mining	CID000264	Japan
Dowa	CID000401	Japan
DSC (Do Sung Corporation)	CID000359	Korea, Republic of
Eco-System Recycling Co., Ltd. East Plant	CID000425	Japan
Eco-System Recycling Co., Ltd. North Plant	CID003424	Japan
Eco-System Recycling Co., Ltd. West Plant	CID003425	Japan
Gold by Gold Colombia	CID003641	Colombia
Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	China
Heimerle + Meule GmbH	CID000694	Germany
Heraeus Germany GmbH Co. KG	CID000711	Germany
Heraeus Metals Hong Kong Ltd.	CID000707	China
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	China
Ishifuku Metal Industry Co., Ltd.	CID000807	Japan
Istanbul Gold Refinery	CID000814	Turkey
Italpreziosi	CID002765	Italy
Japan Mint	CID000823	Japan
Jiangxi Copper Co., Ltd.	CID000855	China
JX Nippon Mining & Metals Co., Ltd.	CID000937	Japan
Kazzinc	CID000957	Kazakhstan
Kennecott Utah Copper LLC	CID000969	United States
KGHM Polska Miedz Spolka Akcyjna	CID002511	Poland
Kojima Chemicals Co., Ltd.	CID000981	Japan
Korea Zinc Co., Ltd.	CID002605	Korea, Republic of
L'Orfebre S.A.	CID002762	Andorra
LS-NIKKO Copper Inc.	CID001078	Korea, Republic of
LT Metal Ltd.	CID000689	Korea, Republic of
Materion	CID001113	United States
Matsuda Sangyo Co., Ltd.	CID001119	Japan
Metal Concentrators SA (Pty) Ltd.	CID003575	South Africa
Metalor Technologies (Hong Kong) Ltd.	CID001149	China
Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Singapore
Metalor Technologies (Suzhou) Ltd.	CID001147	China
Metalor Technologies S.A.	CID001153	Switzerland
Metalor USA Refining Corporation	CID001157	United States
Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	Mexico
Mitsubishi Materials Corporation	CID001188	Japan
Mitsui Mining and Smelting Co., Ltd.	CID001193	Japan
MKS PAMP SA	CID001352	Switzerland
MMTC-PAMP India Pvt., Ltd.	CID002509	India
Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	Turkey
Navoi Mining and Metallurgical Combinat	CID001236	Uzbekistan
NH Recytech Company	CID003189	Korea, Republic of
Nihon Material Co., Ltd.	CID001259	Japan

Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Austria
Ohura Precious Metal Industry Co., Ltd.	CID001325	Japan
Planta Recuperadora de Metales SpA	CID002919	Chile
PT Aneka Tambang (Persero) Tbk	CID001397	Indonesia
PX Precinox S.A.	CID001498	Switzerland
Rand Refinery (Pty) Ltd.	CID001512	South Africa
REMONDIS PMR B.V.	CID002582	Netherlands
Royal Canadian Mint	CID001534	Canada
SAFINA A.S.	CID002290	Czech Republic
SEMPSA Joyeria Plateria S.A.	CID001585	Spain
Shandong Gold Smelting Co., Ltd.	CID001916	China
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	China
Sichuan Tianze Precious Metals Co., Ltd.	CID001736	China
Solar Applied Materials Technology Corp.	CID001761	Taiwan
Sumitomo Metal Mining Co., Ltd.	CID001798	Japan
SungEel HiMetal Co., Ltd.	CID002918	Korea, Republic of
T.C.A S.p.A	CID002580	Italy
Tanaka Kikinzoku Kogyo K.K.	CID001875	Japan
Tokuriki Honten Co., Ltd.	CID001938	Japan
TOO Tau-Ken-Altyn	CID002615	Kazakhstan
Torecom	CID001955	Korea, Republic of
Umicore S.A. Business Unit Precious Metals Refining	CID001980	Belgium
United Precious Metal Refining, Inc.	CID001993	United States
Valcambi S.A.	CID002003	Switzerland
Western Australian Mint (T/a The Perth Mint)	CID002030	Australia
WIELAND Edelmetalle GmbH	CID002778	Germany
Yamakin Co., Ltd.	CID002100	Japan
Yokohama Metal Co., Ltd.	CID002129	Japan
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	China

Tantalum
AMG Brasil	CID001076	Brazil
Changsha South Tantalum Niobium Co., Ltd.	CID000211	China
D Block Metals, LLC	CID002504	United States
F&X Electro-Materials Ltd.	CID000460	China
FIR Metals & Resource Ltd.	CID002505	China
Global Advanced Metals Aizu	CID002558	Japan
Global Advanced Metals Boyertown	CID002557	United States
Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	China
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	China
Jiangxi Tuohong New Raw Material	CID002842	China
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	China
Jiujiang Tanbre Co., Ltd.	CID000917	China
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	China
KEMET de Mexico	CID002539	Mexico
Materion Newton Inc.	CID002548	United States
Metallurgical Products India Pvt., Ltd.	CID001163	India
Mineracao Taboca S.A.	CID001175	Brazil
Mitsui Mining and Smelting Co., Ltd.	CID001192	Japan
Molycorp Silmet A.S.	CID001200	Estonia
Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	China
QuantumClean	CID001508	United States
Resind Industria e Comercio Ltda.	CID002707	Brazil
RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583	China
Taki Chemical Co., Ltd.	CID001869	Japan
TANIOBIS Co., Ltd.	CID002544	Thailand
TANIOBIS GmbH	CID002545	Germany
TANIOBIS Japan Co., Ltd.	CID002549	Japan
TANIOBIS Smelting GmbH & Co. KG	CID002550	Germany
Telex Metals	CID001891	United States
Ulba Metallurgical Plant JSC	CID001969	Kazakhstan
XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616	China
XinXing Haorong Electronic Material Co., Ltd.	CID002508	China
Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	China

Tin
Alpha	CID000292	United States
Aurubis Beerse	CID002773	Belgium
Aurubis Berango	CID002774	Spain
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	China
Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	China
China Tin Group Co., Ltd.	CID001070	China
CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486	Brazil
CRM Synergies	CID003524	Spain
CV Ayi Jaya	CID002570	Indonesia
CV Venus Inti Perkasa	CID002455	Indonesia
Dowa	CID000402	Japan
DS Myanmar	CID003831	Myanmar
EM Vinto	CID000438	Bolivia
Estanho de Rondonia S.A.	CID000448	Brazil
Fabrica Auricchio Industria e Comercio Ltda.	CID003582	Brazil
Fenix Metals	CID000468	Poland
Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	China
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	China
HuiChang Hill Tin Industry Co., Ltd.	CID002844	China
Jiangxi New Nanshan Technology Ltd.	CID001231	China
Luna Smelter, Ltd.	CID003387	Rwanda
Magnu's Minerais Metais e Ligas Ltda.	CID002468	Brazil
Malaysia Smelting Corporation (MSC)	CID001105	Malaysia
Metallic Resources, Inc.	CID001142	United States
Mineracao Taboca S.A.	CID001173	Brazil
Mining Minerals Resources SARL	CID004065	DRC- Congo (Kinshasa)
Minsur	CID001182	Peru
Mitsubishi Materials Corporation	CID001191	Japan
O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Thailand
O.M. Manufacturing Philippines, Inc.	CID002517	Philippines
Operaciones Metalurgicas S.A.	CID001337	Bolivia
PT Aries Kencana Sejahtera	CID000309	Indonesia
PT Artha Cipta Langgeng	CID001399	Indonesia
PT ATD Makmur Mandiri Jaya	CID002503	Indonesia
PT Babel Inti Perkasa	CID001402	Indonesia
PT Babel Surya Alam Lestari	CID001406	Indonesia
PT Bangka Prima Tin	CID002776	Indonesia
PT Bangka Serumpun	CID003205	Indonesia
PT Belitung Industri Sejahtera	CID001421	Indonesia
PT Bukit Timah	CID001428	Indonesia
PT Cipta Persada Mulia	CID002696	Indonesia
PT Menara Cipta Mulia	CID002835	Indonesia
PT Mitra Stania Prima	CID001453	Indonesia
PT Mitra Sukses Globalindo	CID003449	Indonesia
PT Premium Tin Indonesia	CID000313	Indonesia
PT Prima Timah Utama	CID001458	Indonesia
PT Putera Sarana Shakti (PT PSS)	CID003868	Indonesia
PT Rajawali Rimba Perkasa	CID003381	Indonesia
PT Rajehan Ariq	CID002593	Indonesia
PT Refined Bangka Tin	CID001460	Indonesia
PT Sariwiguna Binasentosa	CID001463	Indonesia
PT Stanindo Inti Perkasa	CID001468	Indonesia
PT Sukses Inti Makmur	CID002816	Indonesia
PT Timah Tbk Kundur	CID001477	Indonesia
PT Timah Tbk Mentok	CID001482	Indonesia
PT Tinindo Inter Nusa	CID001490	Indonesia
PT Tommy Utama	CID001493	Indonesia
Resind Industria e Comercio Ltda.	CID002706	Brazil
Rui Da Hung	CID001539	Taiwan
Super Ligas	CID002756	Brazil
Thaisarco	CID001898	Thailand
Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180	China
Tin Technology & Refining	CID003325	United States
White Solder Metalurgia e Mineracao Ltda.	CID002036	Brazil
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	China

Tungsten
Alpha	CID000292	United States
Aurubis Beerse	CID002773	Belgium
Aurubis Berango	CID002774	Spain
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	China
Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	China
China Tin Group Co., Ltd.	CID001070	China
CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486	Brazil
CRM Synergies	CID003524	Spain
CV Ayi Jaya	CID002570	Indonesia
CV Venus Inti Perkasa	CID002455	Indonesia
Dowa	CID000402	Japan
DS Myanmar	CID003831	Myanmar
EM Vinto	CID000438	Bolivia
Estanho de Rondonia S.A.	CID000448	Brazil
Fabrica Auricchio Industria e Comercio Ltda.	CID003582	Brazil
Fenix Metals	CID000468	Poland
Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	China
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	China
HuiChang Hill Tin Industry Co., Ltd.	CID002844	China
Jiangxi New Nanshan Technology Ltd.	CID001231	China
Luna Smelter, Ltd.	CID003387	Rwanda
Magnu's Minerais Metais e Ligas Ltda.	CID002468	Brazil
Malaysia Smelting Corporation (MSC)	CID001105	Malaysia
Metallic Resources, Inc.	CID001142	United States
Mineracao Taboca S.A.	CID001173	Brazil
Mining Minerals Resources SARL	CID004065	DRC- Congo (Kinshasa)
Minsur	CID001182	Peru
Mitsubishi Materials Corporation	CID001191	Japan
O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Thailand
O.M. Manufacturing Philippines, Inc.	CID002517	Philippines
Operaciones Metalurgicas S.A.	CID001337	Bolivia
PT Aries Kencana Sejahtera	CID000309	Indonesia
PT Artha Cipta Langgeng	CID001399	Indonesia
PT ATD Makmur Mandiri Jaya	CID002503	Indonesia
PT Babel Inti Perkasa	CID001402	Indonesia
PT Babel Surya Alam Lestari	CID001406	Indonesia
PT Bangka Prima Tin	CID002776	Indonesia
PT Bangka Serumpun	CID003205	Indonesia
PT Belitung Industri Sejahtera	CID001421	Indonesia
PT Bukit Timah	CID001428	Indonesia
PT Cipta Persada Mulia	CID002696	Indonesia
PT Menara Cipta Mulia	CID002835	Indonesia
PT Mitra Stania Prima	CID001453	Indonesia
PT Mitra Sukses Globalindo	CID003449	Indonesia
PT Premium Tin Indonesia	CID000313	Indonesia
PT Prima Timah Utama	CID001458	Indonesia
PT Putera Sarana Shakti (PT PSS)	CID003868	Indonesia
PT Rajawali Rimba Perkasa	CID003381	Indonesia
PT Rajehan Ariq	CID002593	Indonesia
PT Refined Bangka Tin	CID001460	Indonesia
PT Sariwiguna Binasentosa	CID001463	Indonesia
PT Stanindo Inti Perkasa	CID001468	Indonesia
PT Sukses Inti Makmur	CID002816	Indonesia
PT Timah Tbk Kundur	CID001477	Indonesia
PT Timah Tbk Mentok	CID001482	Indonesia
PT Tinindo Inter Nusa	CID001490	Indonesia
PT Tommy Utama	CID001493	Indonesia
Resind Industria e Comercio Ltda.	CID002706	Brazil
Rui Da Hung	CID001539	Taiwan
Super Ligas	CID002756	Brazil
Thaisarco	CID001898	Thailand
Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180	China
Tin Technology & Refining	CID003325	United States
White Solder Metalurgia e Mineracao Ltda.	CID002036	Brazil
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	China

Countries of origin that these facilities may source Conflict Minerals include:

L1 - RMI Level 1 Countries are those that are not identified as conflict regions or plausible areas of smuggling or export from the DRC and its nine adjoining countries, including: Argentina, Armenia, Australia, Austria, Azerbaijan, Bahamas, Barbados, Belarus, Belgium, Benin, Bolivia, Bosnia and Herzegovina, Botswana, Brazil, Bulgaria, Burkina Faso, Cambodia, Cameroon, Canada, Cayman Islands, Chile, China, Colombia, Croatia, Curacao, Cyprus, Czech Republic, Denmark, Dominican Republic, Ecuador, Egypt, El Salvador, Eritrea, Estonia, Ethiopia, Fiji, Finland, France, Gabon, Gambia, Georgia, Germany, Ghana, Greece, Guatemala, Guinea, Guyana, Honduras, Hong Kong, Hungary, Iceland, India, Indonesia, Iran, Ireland, Israel, Italy, Ivory Coast, Japan, Jordan, Kazakhstan, Kenya, Korea, Republic of, Kosovo, Kuwait, Kyrgyzstan, Laos, Latvia, Lebanon, Liberia, Libya, Liechtenstein, Lithuania, Luxembourg, Macau, Madagascar, Malaysia, Mali, Malta, Mauritania, Mauritius, Mexico, Mongolia, Morocco, Myanmar, Namibia, Netherlands, New Caledonia, New Zealand, Nicaragua, Niger, Nigeria, Norway, Pakistan, Panama, Papua New Guinea, Peru, Philippines, Poland, Portugal, Puerto Rico, Romania, Russian Federation, San Marino, Saudi Arabia, Senegal, Serbia, Sierra Leone, Singapore, Slovakia, Solomon Islands, Spain, Suriname, Swaziland, Sweden, Switzerland, Taiwan, Tajikistan, Thailand, Togo, Trinidad and Tobago, Tunisia, Turkey, Ukraine, United Arab Emirates, United Kingdom of Great Britain and Northern Ireland, United States of America, Uruguay, Uzbekistan, Vatican City, Venezuela, Vietnam, Yemen, and Zimbabwe.

L2 - RMI Level 2 Countries are those that are known or plausible countries for smuggling, exporting, or transiting of materials containing tantalum, tin, tungsten, or gold out of conflict affected regions, including: Mozambique and South Africa.

L3 - RMI Level 3 Countries are those high-risk countries outlined in Section 1502 of the Dodd-Frank Act as those affected or bordering conflict-affected regions: currently defined as the Democratic Republic of Congo (DRC) and its nine adjoining countries (Angola, Burundi, Central African Republic, Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, Zambia).

Future Steps

We have communicated our expectations, as reflected in our Conflict Minerals Policy, to our contract manufacturers and other suppliers. We have continued to engage with our Tier 1 suppliers to update their information on the source and chain of custody of conflict minerals in our supply chain and to require that all smelters utilized agree to participate in the Responsible Minerals Assurance Process or equivalent program.

Forward-Looking Statements

Statements relating to risk mitigation and certain other statements herein are forward-looking in nature and are based on the Company's management's current expectations or beliefs. Furthermore, our reporting obligations under the conflict minerals rules may change in the future and our ability to implement certain processes or obtain information from our suppliers may differ materially from those anticipated or implied in this report. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors that may be outside of the Company's control and that could cause actual events to differ materially from those expressed or implied by the statements made herein. The Company assumes no obligation to update or provide revisions to any forward-looking statements.

Documents Incorporated by Reference

Unless otherwise stated herein, any documents, third-party materials or references to websites (including QuickLogic's) are not incorporated by reference in, or considered to be a part of, this Report, unless expressly incorporated by reference herein.